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                                                                    EXHIBIT 99.3

                  WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                                320 Park Avenue
                                  Suite 2500
                        New York, New York  10022-6815


                                 April 5, 1999



Colonial Acquisition Corp.
c/o Welsh, Carson, Anderson & Stowe VIII, L.P.
320 Park Avenue
Suite 2500
New York, New York  10022-6815

Ladies and Gentlemen:

          Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), between BancTec, Inc. (the "Company") and Colonial Acquisition Corp. ("Acquisition"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Agreement.

          We agree that, subject to the satisfaction or waiver of the conditions precedent set forth in Sections 6.01 and 6.02 of the Agreement and the other conditions described below, Acquisition (and its assignees, if any), at the Effective Time, will be capitalized with common equity in an aggregate amount equal to $134,087,500 or, in the event that the transaction is restructured so that 100% of the outstanding common stock of the Company is to be acquired for cash in the Merger, $145.0 million (such aggregate amount is referred to herein as the "Equity Commitment") from Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII") and certain investors (together with WCAS VIII, the "Investors") to be used by Acquisition (and its assignees, if any) to consummate the Merger and related transactions as set forth in the Agreement; provided, that such obligation shall be conditioned upon the Company (i) entering into and receiving the proceeds from the senior credit facility with Chase Securities Inc. and Chase Bank of Texas, N.A. (collectively, "Chase") as described in and substantially on the terms of the Commitment Letter dated April 5, 1999 from Chase to WCAS VIII and (ii) receiving the proceeds from the purchase of senior subordinated notes as described in and on substantially the terms of the letter
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attached hereto as Exhibit A.  The Investors will be under no obligation under any circumstances to capitalize Acquisition with equity in the aggregate greater than the Equity Commitment.

          Notwithstanding anything that may be expressed or implied in this letter agreement, Acquisition, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, no person other than WCAS VIII shall have any obligation hereunder and that, notwith standing that WCAS VIII and certain of the other Investors are partnerships, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any current or future officer, agent or employee of WCAS VIII or of any other Investor, against any current or future general or limited partner of WCAS VIII or of any other Investor or against any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of WCAS VIII or of any other Investor or any current or future general or limited partner of WCAS VIII or of any Investor or any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, as such for any obligations of WCAS VIII or of any Investor under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creation.

                                             Very truly yours,

                                             WELSH, CARSON, ANDERSON &
                                             STOWE VIII, L.P.

                                             By WCAS VIII Associates LLC,
                                                  General Partner


                                             By  /s/ Robert A. Minicucci
                                               ---------------------------
                                                     Managing Member
Accepted and Agreed to By:

   COLONIAL ACQUISITION CORP.


   By  Anthony J. de Nicola
     ----------------------------
       Title:  Vice President